UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

BSQUARE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-27687	91-1650880
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 110th Avenue NE, Suite 200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-519-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective March 31, 2006, the Compensation Committee of the Board of Directors of BSQUARE Corporation (the "Company") increased the annual base salary of each of Brian T. Crowley, the Company’s President and Chief Executive Officer, and Scott C. Mahan, the Company’s Vice President of Finance and Chief Financial Officer, by $10,000 and granted to Larry Stapleton, the Company’s Vice President of North America Sales, options to purchase 25,000 shares of the Company’s common stock pursuant to its amended and restated stock option plan at an exercise price equal to the closing market price of the Company’s common stock on the effective date of grant, which option shall vest over four years in equal quarterly installments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

April 6, 2006	By:	Brian T. Crowley

Name: Brian T. Crowley
Title: President and Chief Executive Officer